EXHIBIT 10.1

AMENDMENT AGREEMENT UNDER WOODRIDGE LABS CREDIT AGREEMENT

AMENDMENT AGREEMENT, dated as of November 7, 2007 (“this Agreement”), under the Credit Agreement, dated as of March 9, 2006 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Credit Agreement”), by and among: (a) WOODRIDGE LABS, INC., a Delaware corporation (hereinafter, together with its successors in title and assigns, called the “Borrower”); (b) NEXTERA ENTERPRISES, INC., a Delaware corporation (hereinafter, together with its successors in title and assigns, called the “Parent Company” and, together with the Borrower, called, collectively, the “Principal Companies”); (c) the several financial institutions and other Persons from time to time party to the Credit Agreement as lenders thereunder (collectively, “Lenders” and, individually, a “Lender”); and (d) NEWSTAR FINANCIAL, INC., as the administrative agent for the Lenders (hereinafter, together with its successors as the administrative agent for the Lenders, called the “Administrative Agent”). Capitalized terms used in this Agreement and not otherwise defined herein have the meanings assigned to such terms in or by reference in the Credit Agreement.

SECTION 1.         Background. The Borrower and the Parent Company have requested that the Lenders agree to amend certain provisions of the Credit Agreement in order (among other things) to create new “first-out” bridge loan facilities, and the Lenders have agreed to amend the Credit Agreement on the terms and subject to the conditions set forth in this Agreement.

SECTION 2.         Amendment of Credit Agreement. Effective on and as of November 7, 2007 (“Effective Date”), but, subject, always, to the execution and delivery of this Agreement by the Principal Companies and each of the Lenders and to the satisfaction of each of the other conditions precedent set forth in Section 3, the Lenders hereby agree with the Principal Companies to amend the Credit Agreement as follows:

(a)           Definition of Lenders. The Preamble of the Credit Agreement is hereby amended by inserting the words “and other Persons” immediately after the words “the several financial institutions” appearing in the Preamble.

(b)           New Defined Terms. Article 1 of the Credit Agreement is hereby amended by inserting the following new definitions in the appropriate alphabetical order in Article 1:

“Aggregate Bridge A Loan Commitment” means the combined Bridge A Loan Commitments of the Bridge A Lenders, in the initial aggregate amount of $2,000,000.

“Aggregate Bridge B Loan Commitment” means the combined Bridge B Loan Commitments of the Bridge B Lenders, in the initial aggregate amount of $500,000.

“Bridge A Lender” means any Lender with a Bridge A Loan Commitment, or, if the Bridge A Loan Commitments have terminated or expired, any Lender holding Bridge A Loans.

“Bridge A Loan” means any Loan by a Bridge A Lender to the Borrower under Section 2.1(c), any of which Loans may be a Eurodollar Rate Loan or a Base Rate Loan.

“Bridge A Loan Commitment” means the amount set forth opposite the name of any Lender that is identified on Schedule 2.1 as a “Bridge A Lender”.

“Bridge A Loan Commitment Fees” has the meaning specified in Section 2.9(c).

“Bridge B Lender” means any Lender with a Bridge B Loan Commitment, or, if the Bridge B Loan Commitments have terminated or expired, any Lender holding Bridge B Loans.

“Bridge B Loan” means any Loan by a Bridge B Lender to the Borrower under Section 2.1(d), any of which Loans may be a Eurodollar Rate Loan or a Base Rate Loan.

“Bridge B Loan Commitment” means the amount set forth opposite the name of any Lender that is identified on Schedule 2.1 as a “Bridge B Lender”.

“First Out Affiliate Lenders” means, collectively: (a) Mounte LLC, a Delaware limited liability company; and (b) Jocott Enterprises, Inc., a California corporation.

“First Out Commitments” means, collectively: (a) the Bridge A Loan Commitments of the Bridge A Lenders; and (b) the Bridge B Loan Commitments of the Bridge B Lenders.

“First Out Lender” means any Bridge A Lender or Bridge B Lender.

“First Out Loan Availability Period” means, with respect to each of the Bridge A Loan Commitments and the Bridge B Loan Commitments, the period from and including the November 2007 Amendment Effective Date to the earlier of (a) the First Out Maturity Date, or (b) the date of termination in full of the First Out Commitments pursuant to Section 8.2.

“First Out Loans” means, collectively, the Bridge A Loans and the Bridge B Loans.

“First Out Maturity Date” means May 31, 2008.

“First Out Note” has the meaning specified in Section 2.11(b).

“First Out Obligations” means, collectively, any and all Obligations of the Loan Parties to the First Out Lenders with respect to the First Out Loans, including, without limitation, all Obligations of the Loan Parties to the First Out Lenders under or with respect to: (a) unpaid principal of the First Out Loans; (b) interest on the First Out Loans; and (c) all fees, costs, expenses, reimbursements and other amounts from time to time required to be paid under this Agreement with respect to the First Out Loans.

“First Out Supplemental Fees” has the meaning specified in Section 2.9(d).

“Flash Report” has the meaning specified in Section 6.2(a)(ii).

“Material Event of Default” means any Event of Default of the kind described in any of Section 8.1(a), Section 8.1(f) or Section 8.1(k).

“Net Unrestricted Cash” means, in relation to the Borrower as at any date, the aggregate amount of all of the Unrestricted Cash of the Borrower as at such date in excess of $500,000, as determined on a stand-alone basis in accordance with GAAP.

“New Product Launches” means, collectively, all “sku’s” in each of the following material product lines of the Borrower: (a) Vita-K Pro; (b) New PSSSST; (c) Heavy Duty; (d) Keri Glassman/Skin Appetite; and (e) 40 Carrots.

“November 2007 Amendment” means the Amendment Agreement, dated as of November 7, 2007, by and among the Principal Companies, the Lenders (including the First Out Lenders) and the Administrative Agent.

“November 2007 Amendment Effective Date” means November 7, 2007.

“Restricted Funding Account” means a blocked deposit account of the Bridge B Lenders that shall be (a) established by the Administrative Agent, (b) in the name of the Bridge B Lenders, and (c) used by the Administrative Agent for the sole and exclusive purpose of funding the Bridge B Loans, all on the terms and subject to the conditions set forth in this Agreement.

“Specified Events of Default” means, collectively, the Events of Default under Section 8.1(b) of the Credit Agreement that have occurred prior to the November 2007 Amendment Effective Date as a consequence of the breach by the Principal Companies, prior to that date, of the covenants of the Principal Companies set forth in Section 7.6 or Section 7.10 of the Credit Agreement.

“Specified Term Loan Principal Installments” means, collectively, the four (4) installments of principal of the Term Loans, each in the amount of $250,000, that shall become due and payable in calendar year 2008, all in accordance with Section 2.7(b) of this Agreement.

(c)           Amended and Restated Defined Terms. Article 1 of the Credit Agreement is hereby further amended by amending and restating in its entirety each of the following defined terms:

“Applicable Margin” means: (a) with respect to any of the Eurodollar Rate Loans, five percent (5.00%) per annum; and (b) with respect to any Base Rate Loans, four percent (4%) per annum.

“Commitment” means, for each Lender, its Term Commitment, Revolving Commitment, Bridge A Loan Commitment or Bridge B Loan Commitment, as the context may require.

“Final Maturity Date” means March 31, 2009.

“Loan” means any extension of credit by any Lender (or its predecessors in interest) to the Borrower pursuant to this Agreement, and shall include any Term Loan, Revolving Loan, Bridge A Loan or Bridge B Loan.

“Notes” means, collectively, the Term Notes, the Revolving Credit Notes, and the First Out Notes.

“Revolving Credit Maturity Date” means March 31, 2009.

(d)           Amounts and Terms of First Out Commitments. Section 2.1 of the Credit Agreement is hereby amended by adding the following two new paragraphs, paragraph (c) and paragraph (d), to Section 2.1 immediately after existing paragraph (b) thereof:

(c)           Bridge A Loans. Each Bridge A Lender severally agrees, on the terms and conditions hereinafter set forth, to make Bridge A Loans to the Borrower from time to time on any Business Day during the First Out Loan Availability Period, in an aggregate principal amount not to exceed at any time outstanding the amount of such Bridge A Lender’s Bridge A Loan Commitment, and in a combined amount for all Bridge A Lenders not to exceed at any time outstanding $2,000,000. Amounts borrowed as a Bridge A Loan which are repaid or prepaid by the Borrower may not be reborrowed. Bridge A Loans may be Base Rate Loans or Eurodollar Rate Loans or any combination thereof, as further provided herein.

(d)           Bridge B Loans. Each Bridge B Lender severally agrees, on the terms and conditions hereinafter set forth, to make Bridge B Loans to the Borrower from time to time on any Business Day during the First Out Loan Availability Period, in an aggregate principal amount not to exceed at any time outstanding the amount of such Bridge B Lender’s Bridge B Loan Commitment, and in a combined amount for all Bridge B Lenders not to exceed at any time outstanding $500,000. Amounts borrowed as a Bridge B Loan which are repaid or prepaid by the Borrower may not be reborrowed. Bridge B Loans may be Base Rate Loans or Eurodollar Rate Loans or any combination thereof, as further provided herein.

(e)           Requests for Borrowings. Section 2.2 of the Credit Agreement is hereby amended by adding the following new paragraph (c) to Section 2.2 immediately after existing paragraph (b) thereof:

(c)           Anything in paragraph (a) or (b) of this Section 2.2 express or implied to the contrary notwithstanding: (i) each Borrowing of any Bridge B Loans shall be in the aggregate original principal amount of $250,000; and (ii) subject always to the satisfaction of the applicable conditions of Section 4.3, the proceeds of each Borrowing of Bridge B Loans shall be made available to the Borrower by the Administrative Agent out of available funds in the Restricted Funding Account. Each of the Bridge B Lenders hereby irrevocably authorizes and instructs the Administrative Agent to make Bridge B Loans to the Borrower with funds available in the Restricted Funding Account, all in accordance with the provisions of this Section 2.2 and the applicable provisions of Section 4.3.

(f)            Reduction and Termination of Commitments. Paragraph (a) of Section 2.4 of the Credit Agreement is hereby amended by amending and restating in its entirety as follows the second sentence of paragraph (a) of Section 2.4:

The Revolving Commitment of each Revolving Lender in effect from time to time shall be in the maximum amount shown opposite the name of such Revolving Lender in Schedule 2.1 (as amended by the November 2007 Amendment).

(g)           Termination of First Out Commitments. Section 2.4 of the Credit Agreement is hereby amended by adding the following new paragraph (e) to Section 2.4 immediately after existing paragraph (d) thereof:

(e)           The Aggregate Bridge A Loan Commitment and the Aggregate Bridge B Loan Commitment shall in any event automatically and permanently terminate in full at 5:00 p.m. on the First Out Maturity Date. On the date on which any First Out Loan shall be made to the Borrower under any First Out Commitment, such First Out Commitment shall be automatically and permanently reduced on such date by an amount equal to the aggregate original principal amount of such First Out Loan. Once any First Out Commitment is reduced in accordance with this Section 2.4, such First Out Commitment may not be increased. Anything in this Agreement express or implied to the contrary notwithstanding, the Borrower shall not at any time or times prior to the First Out Maturity Date, without the prior written consent of the Administrative Agent, (i) terminate or reduce any of the First Out Commitments, or (ii) otherwise directly or indirectly agree or consent to any reduction or termination of any of the First Out Commitments of any First Out Lender.

(h)           Voluntary Prepayments. Section 2.5 of the Credit Agreement is hereby amended by adding the following two new paragraphs, paragraph (e) and paragraph (f), to Section 2.5 immediately after existing paragraph (d) thereof:

(e)           Anything in paragraph (a) or paragraph (b) of this Section 2.5 express or implied to the contrary notwithstanding, so long as any of the First Out Lenders shall have any First Out Commitments hereunder or any of the First Out Loans or other First Out Obligations shall remain unpaid or unsatisfied, any voluntary prepayments of principal of any of the Loans pursuant to this Section 2.5 shall in any event and in all circumstances be applied: first, to the First Out Loans outstanding at such time on a pro rata basis, until the entire unpaid principal of each of the First Out Loans shall have been paid in full; second, to the Revolving Loans outstanding at such time on a pro rata basis, until the entire unpaid principal of each of the Revolving Loans shall have been paid in full; third, to the Term Loans outstanding at such time on a pro rata basis until the entire unpaid principal of each of the Term Loans shall have been paid in full; and, fourth, towards payment of all of the other Obligations of the Principal Companies under the Loan Documents, until all of such Obligations shall have been paid in full. If the Borrower fails to specify the Type of Loan to which any such prepayment shall be applied, then, subject to the foregoing sentence, such prepayment shall be applied, first, towards payment of the unpaid principal balance of each Base Rate Loan, until the entire principal of each of the Base Rate Loans shall have been paid in full, and, second, towards payment of the unpaid principal balance of each Eurodollar Rate Loan, until the entire principal of each of the Eurodollar Rate Loans shall have been paid in full, each in a manner which minimizes to the extent reasonably possible any amounts payable by the Borrower under Section 3.5.

(f)            Each prepayment of First Out Loans pursuant to any of the provisions of this Section 2.5 shall be applied to the principal amount of the First Out Loans then remaining unpaid, in each case, on a pro rata basis (based on the principal amount then remaining unpaid of each of the First Out Loans).

(i)            Mandatory Prepayments. Section 2.6 of the Credit Agreement is hereby amended by adding the following two new paragraphs, paragraph (h) and paragraph (i), to Section 2.6 immediately after existing paragraph (g) thereof:

(h)           So long as any principal of any of the First Out Loans or Revolving Loans remains outstanding, the Borrower shall on Friday of each calendar week, commencing Friday, February 29, 2008, apply the entire amount of the Borrower’s Net Unrestricted Cash on hand as of the close of the Borrower’s business on the immediately preceding Business Day towards the mandatory prepayment of principal of the First Out Loans and Revolving Loans then remaining unpaid. Any mandatory prepayments of principal of the First Out Loans and Revolving Loans pursuant to this paragraph (h) shall be applied: first, towards payment of the unpaid principal of the First Out Loans (in each case, on a pro rata basis), until the entire unpaid principal of each of the First Out Loans shall have been paid in full; and second, towards payment of the unpaid principal of the Revolving Loans, until the entire unpaid principal of each of the Revolving Loans shall have been paid in full. Neither the Aggregate Revolving Commitment nor any of the Revolving Commitments shall be reduced by the amount of any principal of the Revolving Loans prepaid pursuant to this paragraph (h).

(i)            Anything in paragraph (e) of this Section 2.6 express or implied to the contrary notwithstanding, so long as any of the First Out Lenders shall have any First Out Commitments  hereunder or any of the First Out Loans or other First Out Obligations shall remain unpaid or unsatisfied, any mandatory prepayments of principal of the Loans pursuant to Section 2.6(b) or 2.6(c) shall be applied: first, towards payment of the unpaid principal of the First Out Loans, until the entire unpaid principal of each of the First Out Loans shall have been paid in full; second, towards payment of the unpaid principal of the Specified Term Loan Principal Installments, until the entire unpaid principal of each of the Specified Term Loan Principal Installments shall have been paid in full; third, towards payment of the unpaid principal of the Revolving Loans, until the entire unpaid principal of each of the Revolving Loans shall have been paid in full; fourth, towards payment of unpaid principal of the Term Loans, until the entire unpaid principal of each of the Term Loans shall have been paid in full; and, fifth, towards payment of all of the other Obligations of the Principal Companies under the Loan Documents, until all of such Obligations shall have been paid in full.

(j)            Repayment of Principal of Term Loans. Section 2.7 of the Credit Agreement is hereby amended by amending and restating in their entirety as follows existing paragraph (b) and existing paragraph (c) of Section 2.7 of the Credit Agreement:

(b)           Term Loans. The Outstanding Amount of the Term Loans on and as of the November 2007 Amendment Effective Date is $9,500,000. The Borrower shall repay the Outstanding Amount of the Term Loans remaining unpaid on and as of the 2007 Amendment Effective Date in five (5) installments of principal payable on the principal payment dates specified in the table below, in an amount for each such installment equal to the amount set forth opposite the principal payment date in the table below:

Principal Payment Date	Amount

03/31/08	$250,000
06/30/08	$250,000
09/30/08	$250,000
12/31/08	$250,000

03/31/09	$8,500,000

(c)           Final Maturity Date. Anything herein express or implied to the contrary notwithstanding, there shall become and be absolutely and unconditionally due and payable on the Final Maturity Date, and the Borrower hereby promises to pay on the Final Maturity Date, the entire principal of each of the Term Loans and Revolving Loans then remaining unpaid, all of the unpaid interest accrued thereon, all of the unpaid Fees accrued thereon and all other unpaid sums and other Obligations owing under this Agreement or any of the other Loan Documents with respect to the Term Loans, the Revolving Commitments and the Revolving Loans.

(k)           Repayment of First Out Loans. Section 2.7 of the Credit Agreement is hereby further amended by adding the following new paragraph (d) to Section 2.7 immediately after paragraph (c) thereof:

(d)           First Out Maturity Date; etc. Anything herein express or implied to the contrary notwithstanding, there shall become and be absolutely and unconditionally due and payable on the First Out Maturity Date, and the Borrower hereby promises to pay on the First Out Maturity Date, the entire principal of each of the First Out Loans then remaining unpaid, all of the unpaid interest accrued thereon, all of the unpaid fees accrued thereon and all other unpaid sums and other First Out Obligations owing under this Agreement or any of the other Loan Documents with respect to the First Out Loans. Each prepayment or repayment of First Out Loans pursuant to Section 2.6 or (as the case may be) this paragraph (d), shall be applied to the principal amount of the First Out Loans then remaining unpaid, in each case, on a pro rata basis (based on the principal amount then remaining unpaid of each of the First Out Loans).

(l)            First Out Supplemental Fees; etc. Section 2.9 of the Credit Agreement is hereby amended by adding the following two new paragraphs, paragraph (c) and paragraph (d), to Section 2.9 immediately after existing paragraph (b) thereof:

(c)           Bridge A Loan Commitment Fees. The Borrower shall pay to the Administrative Agent, for the pro rata account of each Bridge A Lender, commitment fees equal to 0.50% (i.e., fifty basis points) of the actual daily amount by which the aggregate amount of the Bridge A Loan Commitments of such Bridge A Lender exceeds the Outstanding Amount of all of the Bridge A Loans of such Bridge A Lender (“Bridge A Loan Commitment Fees”); provided, however, that any Bridge A Loan Commitment Fees accrued with respect to the Bridge A Loan Commitment of any Defaulting Lender prior to the time that such Lender became a Defaulting Lender and remaining unpaid at such time shall not be payable by the Borrower until such Lender shall cease to be a Defaulting Lender; and, provided, further, that no Bridge A Loan Commitment Fees shall accrue on the Bridge A Loan Commitment of any Defaulting Lender so long as such Lender shall continue to be a Defaulting Lender. Subject always to the provisos in the preceding sentence, the Bridge A Loan Commitment Fees shall accrue at all times during the First Out Loan Availability Period, including at any time during which any one or more of the conditions in Section 4.3 are not met, and shall be due and payable quarterly in arrears on the last day of each March, June, September and December in each year, commencing with the first such date to occur after the November 2007 Amendment Effective Date, and on the First Out Maturity Date. The Bridge A Loan Commitment Fees shall be calculated quarterly in arrears.

(d)           First Out Supplemental Fees. If, for any reason or under any circumstances whatsoever, any of the First Out Loans or other First Out Obligations shall remain unpaid after the First Out Maturity Date, then the Borrower hereby promises to pay to each of the First Out Lenders on the first Business Day after the First Out Maturity Date, and there shall become and be absolutely due and payable by the Borrower on the first Business Day after the First Out Maturity Date, first out supplemental fees (“First Out Supplemental Fees”) which, for each First Out Lender, shall be equal to five percent (5%) of the aggregate principal amount of all of such First Out Lender’s First Out Loans remaining unpaid on the first Business Day after the First Out Maturity Date. Such First Out Supplemental Fees shall be fully earned when paid and shall be nonrefundable for any reason whatsoever.

(m)          Evidence of First Out Loans. Paragraph (b) of Section 2.11 of the Credit Agreement is hereby amended by inserting the following new sentence in paragraph (b) of Section 2.11 immediately before the existing last sentence of paragraph (b):

Each such note evidencing First Out Loans shall be in or substantially in the form of Exhibit A to the November 2007 Amendment (as amended, endorsed, replaced or otherwise modified from time to time, a “First Out Note”).

(n)           Payments Generally. Section 2.12 of the Credit Agreement is hereby amended by adding the following new paragraph (g) to Section 2.12 immediately after existing paragraph (f) thereof:

(g)           The Administrative Agent will promptly distribute to each First Out Lender, including, without limitation, each Bridge B Lender, its pro rata share of each payment received from the Borrower by the Administrative Agent on account of the First Out Loans and other First Out Obligations, in each case, in like funds as received, by wire transfer to such First Out Lender’s Lending Office. On the First Out Maturity Date, the Administrative Agent will remit to each Bridge B Lender its pro rata share of all funds then held by the Administrative Agent in the Restricted Funding Account.

(o)           Use of Proceeds. Section 2.14 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

2.14.       Use of Proceeds. The Borrower will use the entire proceeds of each of the Revolving Loans and the First Out Loans for (a) working capital of the Borrower and the general corporate requirements of the Borrower, and (b) if and to the limited extent expressly permitted by Section 7.6 hereof, financing the Overhead Expenses of the Parent Company.

(p)           Conditions Precedent. Article 4 of the Credit Agreement is hereby amended by adding the following new Section 4.3 to Article 4 immediately after existing Section 4.2 thereof:

4.3.         Conditions to all First Out Loans. Anything in Section 4.2 express or implied to the contrary notwithstanding, the obligations of each Bridge A Lender to honor any Borrowing Request for a Bridge A Loan, and the obligations of the Administrative Agent to honor any Borrowing Request for a Bridge B Loan with funds from the Restricted Funding Account (in any case, other than any request for a continuation of any Eurodollar Rate Loan or for a conversion of Loans of one Type to another Type) shall be subject to the satisfaction or waiver of each of the following conditions precedent (and the conditions precedent set forth in Section 4.2 shall not be applicable to such First Out Loans):

(a)           No Material Event of Default shall exist and be continuing, and no Event of Default of the kind described in paragraph (b) of Section 8.1 shall exist and be continuing on account of the failure by any of the Principal Companies to perform or observe any of the covenants contained in any of Sections 7.1 through 7.10 of this Agreement, inclusive.

(b)           In the case of any Borrowing of Bridge B Loans, at the time of such Borrowing of Bridge B Loans: (i) the entire amount of all of the Bridge A Loan Commitments shall have been used, and (ii) no part of the Bridge A Loan Commitments shall then remain available for the making of Bridge A Loans.

(c)           The Administrative Agent shall have received a Borrowing Request from the Borrower in accordance with the requirements hereof.

Each Borrowing Request (other than any request for the continuation of any Eurodollar Rate Loan or for the conversion of any Loans of one Type to another Type) submitted by the Borrower pursuant to this Section 4.3 shall be deemed to be a representation and warranty that the conditions specified in Section 4.3(a) and Section 4.3(b) have been satisfied on and as of the date of such Borrowing Request and on and as of the date of the Borrowing of the applicable First Out Loan.

(q)           Certain Financial Information. Paragraph (a) of Section 6.2 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

(a)           (i)            concurrently with the delivery of the financial statements referred to in Sections 6.1(a) and 6.1(b), a duly completed Compliance Certificate signed by a Responsible Officer of each of the Principal Companies;

(ii)           in no event more than thirty (30) days after the end of each calendar month, a written report for such calendar month, which report shall be in reasonable detail and in form and substance reasonably acceptable to the Administrative Agent (each, a “Flash Report”), that sets forth customer activity and other key statistics and financial information reasonably requested by the Administrative Agent, including, but not limited to:

(A)          for each of the New Product Launches and other material product lines of the Borrower, purchase orders received for, and gross sales of, each of such New Product Launches and each of such other material product lines for such month;

(B)           the net sales of the Borrower for such month for each of the New Product Launches and each of the other material product lines;

(C)           all Unrestricted Cash owned by each of (1) the Borrower, and (2) the Parent Company, in each case, on a stand alone basis as at the last day of such month; and

(D)          the aggregate amount of all of the Restricted Payments actually made to the Parent Company by the Borrower in such month pursuant to Section 7.6(c); and

(iii)          in no event more than thirty (30) days after the end of each calendar month, (A) a written cash flow forecast and budget for the thirteen (13) consecutive weeks beginning on the first day of the next month, (B) a written cash flow report for the thirteen (13) consecutive weeks ending on the last day of such month, together with a comparison to the forecast and budget for such thirteen-week period, and (C) such other written information regarding the Borrower’s accounts receivable as of the last day of such month as the Administrative Agent may from time to time reasonably request (provided, that such other information shall be delivered as promptly as reasonably practicable following the receipt of such request (but in any event shall not be required to be delivered less than thirty (30) days after the end of each calendar month));

(r)            Restricted Payments. Section 7.6 of the Credit Agreement is hereby amended and restated to read in its entirety as follow:

7.6.         Restricted Payments. Declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except:

(a)           the declaration and payment by the Parent Company of dividends or other distributions on its Equity Interests in the form of Permitted Equity Interests of the Parent Company;

(b)           the declaration and payment by the Borrower of dividends or other distributions on its Equity Interests in the form of Permitted Equity Interests of the Borrower, and the declaration and payment by any Subsidiary of the Borrower of any dividends or other distributions on the Equity Interests of such Subsidiary;

(c)           Restricted Payments by the Borrower to the Parent Company,  in the form of cash distributions declared or paid by the Borrower on its Equity Interests; provided, however, that:

(i)            such Restricted Payments shall be made by the Borrower for the sole and exclusive purpose of permitting the Parent Company to pay Overhead Expenses of the Parent Company, and, when paid by the Borrower, the proceeds of any such Restricted Payments so made by the Borrower to the Parent Company shall promptly be used by the Parent Company to make payments by the Parent Company of its Overhead Expenses;

(ii)           at the time of making any such Restricted Payments to the Parent Company pursuant to this paragraph (c) for the sole and exclusive purpose of permitting the Parent Company to pay Overhead Expenses of the Parent Company, the Parent Company shall, under paragraph (c) of Section 7.10, be then permitted to incur such Overhead Expenses;

(iii)          immediately after giving effect to any payment of such Restricted Payments by the Borrower pursuant to this paragraph (c), the aggregate amount of all Restricted Payments so made by the Borrower to the Parent Company shall not exceed: (A) $312,500 in the aggregate in the Fiscal Quarter of the Borrower ending December 31, 2007; (B) $312,500 in the aggregate in any Fiscal Quarter of the Borrower in Fiscal Year 2008; and (C) $312,500 in the aggregate in the Fiscal Quarter of the Borrower ending March 31, 2009; and

(iv)          both immediately before and immediately after giving effect to any Restricted Payments by the Borrower pursuant to this paragraph (c), no Material Event of Default shall be continuing or shall result therefrom; and

(d)           the issuance by the Parent Company of its Permitted Equity Interests in connection with the implementation of any Permitted Investor Debt Exchanges with respect to any Permitted Investor Debt or otherwise pursuant to the 2007 Investment Documents as in effect as of the November 2007 Effective Date.

(s)         Affiliate Transactions. Section 7.8 of the Credit Agreement is hereby amended by adding the following new sentence to Section 7.8 immediately after the existing sentence thereof:

Anything in Section 7.2, 7.3, 7.4 or 7.5, or in the foregoing provisions of this Section 7.8, express or implied to the contrary notwithstanding, except as and to the limited extent otherwise expressly permitted by Section 7.6, none of the Borrower or its Subsidiaries shall, at any time or times or under any circumstances or for any reason whatsoever, and whether directly or indirectly: (i) make any Investments of any kind in the Parent Company; (ii) make any Dispositions of any cash or other Property to or for the account or benefit of the Parent Company; or (iii) make any payments of any kind or description (including, without limitation, any payments of the kind described or referred to in subclause (d), (e), (f) or (g) of the preceding sentence of this Section 7.8) to or for the benefit of any of the directors, managers, officers, employees, agents or attorneys of the Parent Company, in each case, in their capacities as such.

(t)          Financial Covenants. Section 7.10 of the Credit Agreement is hereby amended and restated in its entirety as follows:

(a)           Minimum Consolidated EBITDA. Permit the Consolidated EBITDA of the Borrower and the other Subsidiary Loan Parties (i) for the trailing thirteen-month period ending January 31, 2008 to be less than $850,000, and (ii) for any Measurement Period ending during or on the last day of any period identified below to be less than the amount set forth below opposite such period:

Period	Minimum Consolidated EBITDA

02/01/08 through 03/31/08	$1,400,000
04/01/08 through 06/30/08	$2,000,000
07/01/08 through 09/30/08	$3,400,000
10/01/08 through 12/31/08	$3,600,000
01/01/09 through 03/31/09	$3,600,000

(b)           Minimum Purchase Orders. Permit, for any period identified in the table below, the aggregate amount of all firm purchase orders received and accepted by the Borrower in such period for all sku’s of all products in the New Product Launches to be less than the aggregate amount set forth below opposite such period:

Period	Minimum Purchase Order

10/01/07 through 12/31/07	$2,350,000
10/01/07 through 01/31/08	$4,850,000
10/01/07 through 02/29/08	$5,000,000

(c)           Maximum Corporate Overhead. Permit the Overhead Expenses of the Parent Company (determined on a stand-alone basis) to exceed: (i) $312,500 in the aggregate for the Fiscal Quarter ending December 31, 2007; and (ii) $312,500 in the aggregate for any Fiscal Quarter ending on or after March 31, 2008. For purposes of this paragraph (c), the Overhead Expenses of the Parent Company for any Fiscal Year shall be determined on a stand-alone basis for the Parent Company in accordance with GAAP, and shall exclude: (A) all Overhead Expenses of the Borrower and the other Subsidiary Loan Parties for such Fiscal Year; (B) any non-cash charges and expenses related to stock-based compensation awards made by the Parent Company and its Subsidiaries; and (C) any other extraordinary, unusual or non-recurring non-cash charges and expenses of any type or nature, including, without limitation, any deferred tax charges, that do not represent cash items in such period or any future period.

(d)           Maximum Consolidated Capital Expenditures. Permit the aggregate amount of the Consolidated Capital Expenditures of the Borrower and the other Subsidiary Loan Parties for any Fiscal Year to exceed $250,000 per Fiscal Year. The amount by which (i) the maximum amount of Consolidated Capital Expenditures permitted for any Fiscal Year, as provided above in this paragraph (d), shall exceed (ii) the actual Consolidated Capital Expenditures of the Borrower and the other Subsidiary Loan Parties for such Fiscal Year, may be carried over for expenditure solely in the next succeeding Fiscal Year; provided that Capital Expenditures made by the Borrower and the other Subsidiary Loan Parties in any Fiscal Year shall be deemed to have been made, first, in respect of the maximum amounts permitted for such Fiscal Year, as provided in the table above, and, second, in respect of the amounts carried over from the prior Fiscal Year pursuant to the foregoing provisions of this sentence. For purposes of this paragraph (d), the Consolidated Capital Expenditures of the Borrower and the other Subsidiary Loan Parties for any Fiscal Year shall not include: (A) any Capital Expenditures made in such Fiscal Year with the proceeds from the issue of any Permitted Equity Interests of the Parent Company; (B) expenditures made in such period in connection with the replacement, substitution or restoration of assets (1) if and to the extent financed from insurance proceeds received on account of any loss of or damage to the assets being replaced or restored, or (2) with awards of compensation arising from the taking or the threat of taking by eminent domain or condemnation of the assets being replaced; (C) the purchase price of equipment that is purchased in such period simultaneously with the trade-in of existing equipment, but only if and to the extent that the gross amount of such purchase price is reduced by the credit granted by the seller of such equipment for the equipment being traded in at such time; or (D) the purchase of plant, property and equipment made in such period and within 365 days of any Disposition, but only up to the amount of the proceeds of such Disposition.

(u)        Application of Funds. Section 8.3 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

8.3.         Application of Funds. After the exercise of remedies provided for in Section 8.2 (or after the Loans and other Obligations have automatically become immediately due and payable as set forth in the proviso to Section 8.2), any amounts received on account of any of the Obligations shall be applied by the Administrative Agent in the following order:

First, to payment of that portion of the Obligations constituting indemnities, expenses and other similar amounts (including Attorney Costs) payable to the Administrative Agent in its capacity as such;

Second, to payment of that portion of the Obligations constituting accrued and unpaid interest, fees and other amounts (other than principal) with respect to each of the First Out Loans and the Specified Term Loan Principal Installments, ratably among Lenders in proportion to the respective amounts described in this clause Second payable to them;

Third, to payment of that portion of the Obligations constituting unpaid principal of each of the First Out Loans and the Specified Term Loan Principal Installments, ratably among Lenders in proportion to the respective amounts described in this clause Third payable to them;

Fourth, to payment of that portion of the other Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Term Lenders, the Revolving Lenders and the Lender Counterparties (including Attorney Costs and amounts payable under Article 3), ratably among the Lenders and the Lender Counterparties in proportion to the respective amounts described in this clause Fourth payable to them;

Fifth, to payment of that portion of the Obligations constituting accrued and unpaid interest on all of the Term Loans and Revolving Loans and accrued and unpaid interest on all of the other Obligations, ratably among Lenders and the Lender Counterparties in proportion to the respective amounts described in this clause Fifth payable to them;

Sixth, to payment of that portion of the Obligations constituting unpaid principal of all of the Term Loans and the Revolving Loans, ratably among Lenders and the Lender Counterparties in proportion to the respective amounts described in this clause Sixth payable to them;

Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full and in cash, to the Borrower or as otherwise required by Applicable Law.

(v)        Schedule 2.1.  Schedule 2.1 (Commitments of Lenders) to the Credit Agreement is hereby amended and restated to read in its entirety in the form thereof attached as Schedule 2.1 to the November 2007 Amendment.

(w)        Schedule 10.2. Schedule 10.2 (Lending Offices/Notice Addresses) to the Credit Agreement is hereby amended and restated to read in its entirety in the form thereof attached as Schedule 10.2 to the November 2007 Amendment.

(x)         Waiver of Specified Defaults. Each of the Specified Events of Default is hereby waived by the Lenders.

SECTION 3.         Conditions Precedent. Each of the amendments and waivers set forth in Section 2 of this Agreement shall become and be effective in accordance with the express terms and conditions thereof on and as of the Effective Date; provided, however, that each of the following conditions precedent shall first be satisfied:

(a)         The Administrative Agent shall have received each of the following, each of which shall be originals or telecopies (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of each Principal Company, each dated the Effective Date, and each in form and substance reasonably satisfactory to the Administrative Agent:

(i)            executed counterparts of this Agreement, sufficient in number for distribution to the Administrative Agent, each Lender and the Principal Companies; and

(ii)           a First Out Note executed by the Borrower in favor of each First Out Lender requesting First Out Notes.

(b)         The Administrative Agent shall have received counterparts of this Agreement, duly executed and delivered on behalf of each of the Lenders, including, without limitation, each of the First Out Lenders.

(c)         The Bridge B Lenders shall have remitted to the Administrative Agent, and the Administrative Agent shall have received, for deposit in the Restricted Funding Account, the cash sum of $500,000.

(d)         The Administrative Agent and the Lenders shall have received the financial statements referred to in Section 6.1(c) for the month ending October 31, 2007.

(e)         The Borrower shall have paid all reasonable fees and all reasonable out-of-pocket charges and disbursements of counsel to the Administrative Agent to the extent invoiced prior to or on the Effective Date.

SECTION 4.         Representations and Warranties of Principal Companies. Each of the Principal Companies hereby represents and warrants to the Administrative Agent and the Lenders on and as of the Effective Date as follows:

(a)         Authorization; No Contravention. The execution, delivery and performance by each Principal Company of this Agreement and the First Out Notes have been duly authorized by all necessary corporate or other organizational action, and do not and will not: (i) contravene the terms of any of such Person’s Governing Documents; (ii) conflict with or result in any breach or contravention of, or the creation of any Liens under, or require any payments to be made under (A) any Contractual Obligation (other than any of the Loan Documents) to which such Person is a party or affecting such Person or the Properties of such Person or any of its Subsidiaries, or (B) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its Property is subject; or (iii) violate any Applicable Law; except in each case (other than creation of Liens referred to in clause (ii)), to the extent that any such conflict, breach, contravention or violation could not reasonably be expected to have a Material Adverse Effect.

(b)        Binding Effect. This Agreement, the First Out Notes and the Credit Agreement (as amended hereby) have been duly executed and delivered by each of the Principal Companies. This Agreement, the First Out Notes and the Credit Agreement (as amended hereby) constitute legal, valid and binding obligations of each of the Principal Companies, enforceable against each Principal Company in accordance with their terms, except as may be limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.

(c)         Representations in Credit Agreement. The representations and warranties of each of the Principal Companies contained in Article 5 of the Credit Agreement are true and correct in all material respects (except for representations and warranties that are already qualified as to materiality, which are instead true and correct) on and as of the date of this Agreement, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects (except for representations and warranties that are already qualified as to materiality, which are instead be true and correct) as of such earlier date, and except that, for purposes of this paragraph (c), the representations and warranties contained in paragraph (a) of Section 5.5 of the Credit Agreement shall be deemed to refer to the most recent financial statements furnished pursuant to paragraph (a), (b) or (c), respectively, of Section 6.1 of the Credit Agreement, and except that, for purposes of this paragraph (c), the representations and warranties contained in paragraph (b) of Section 5.5 of the Credit Agreement shall be deemed to be qualified by any event or circumstance notified to the Administrative Agent pursuant to Section 6.3(b) of the Credit Agreement.

SECTION 5.         Representations and Warranties of First Out Affiliate Lenders. In order to induce the Term Lenders and Revolving Lenders to enter into this Agreement, to amend the Credit Agreement on the terms set forth herein and to waive the Specified Events of Default, and in order to induce the Revolving Lenders to make additional Credit Extensions to the Borrower upon the terms and subject to the conditions set forth in the Credit Agreement, each First Out Affiliate Lender, severally, represents and warrants to the Term Lenders and the Revolving Lenders with respect to itself and covenants that:

(a)         Such First Out Affiliate Lender is a duly organized and validly existing legal entity and is in good standing under the laws of the jurisdiction of its organization, and has the requisite power and authority to execute, deliver and carry out the terms and provisions of this Agreement and has taken all necessary action to authorize the execution, delivery and performance by it of this Agreement. Such First Out Affiliate Lender has duly executed and delivered this Agreement, and this Agreement constitutes the legal, valid and binding obligation of such First Out Affiliate Lender enforceable against such First Out Affiliate Lender in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally or by equitable principles of general applicability or principles of good faith and fair dealing.

(b)         Neither the execution, delivery or performance by such First Out Affiliate Lender of this Agreement, nor compliance by such First Out Lender with the terms and provisions hereof:  (i) will contravene in any material respect any material provision of any Applicable Law or any order, writ, injunction or decree of any Governmental Authority applicable to such First Out Affiliate Lender; or (ii) will violate in any material respect any material provision of any of the Governing Documents of such First Out Affiliate Lender.

(c)         With respect to each First Out Affiliate Lender that is a Bridge A Lender, such First Out Affiliate Lender has, and will at all times continue to have and maintain, Liquidity (as defined in the Credit Agreement) sufficient in amount to permit such First Out Affiliate Lender to make Bridge A Loans hereunder in accordance with its Bridge A Loan Commitments.

SECTION 6.         Covenants of Principal Companies.

(a)         Not later than November 15, 2007, the Principal Companies shall furnish to the Administrative Agent a written report identifying each of the Deposit Accounts and other similar accounts of every kind maintained by any of the Principal Companies, which report shall set forth: (i) the name or other designation of each account identified therein; and (ii) the name and address of the institution or other Person with which each such account is maintained. Except as and to the extent otherwise agreed by the Administrative Agent, and except with respect to Deposit Accounts subject to an existing deposit account control agreement in favor of the Administrative Agent, the Principal Companies will, not later than November 30, 2007, cause each of the financial institutions with which any Deposit Accounts are at any time maintained by any of the Loan Parties to enter into account control agreements in form and substance reasonably satisfactory to the Administrative Agent.

(b)         The Principal Companies shall pay all of the reasonable out-of-pocket costs and expenses incurred by the Administrative Agent (including the Attorney Costs for the Administrative Agent) in connection with the preparation, negotiation, execution and delivery of this Agreement, in each case, to the extent required under Section 10.4(a) of the Credit Agreement.

SECTION 7.         Ratification of Obligations; etc.

(a)         All of the agreements and Obligations of each of the Principal Companies to the Secured Parties under the Credit Agreement and the other Loan Documents and in relation to the Collateral are, by the execution and delivery of this Agreement by each of the Principal Companies, ratified, affirmed and confirmed in all respects by each of the Principal Companies.

(b)         Except as and to the limited extent otherwise expressly provided by this Agreement, all of the terms, conditions and provisions of the Credit Agreement and each of the other Loan Documents, and all of the rights and remedies of the Lenders and the Administrative Agent thereunder, shall remain unaltered.

SECTION 8.         Other Provisions. This Agreement is a “Loan Document” for all purposes of the Credit Agreement, and this Agreement and the rights and obligations hereunder of each of the parties hereto shall in all respects be governed by, and construed in accordance with, the laws of the State of New York. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, but all of such counterparts shall together constitute but one and the same agreement. In making proof of this Agreement, it shall not be necessary to produce or account for more than one counterpart hereof signed by each of the parties hereto. Delivery of photocopies of the signature pages to this Agreement by facsimile shall be as effective as delivery of manually executed counterparts of this Agreement.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

***Signature Pages to Woodridge Labs Amendment Agreement Follow***

IN WITNESS WHEREOF, the undersigned have duly executed this AMENDMENT AGREEMENT as of the date first above written.

The Borrower:

WOODRIDGE LABS, INC.

By:	/s/ Antonio Rodriquez
	Name:	Antonio Rodriquez
	Title:	Chief Financial Officer

The Parent Company:

NEXTERA ENTERPRISES, INC.

By:	/s/ Antonio Rodriquez
	Name:	Antonio Rodriquez
	Title:	Chief Financial Officer

**Signature Page to Woodridge Labs Amendment Agreement**

***Signature Pages to Woodridge Labs Amendment Agreement Follow***

1

The Administrative Agent:

NEWSTAR FINANCIAL, INC., as Administrative Agent

By:	/s/ Robert F. Milordi
	Name:	Robert F. Milordi
	Title:	Managing Director-Portfolio Management

**Signature Page to Woodridge Labs Amendment Agreement**

***Signature Pages to Woodridge Labs Amendment Agreement Follow***

2

The Term Lender:

NEWSTAR COMMERCIAL LOAN TRUST 2006-1

By:	NewStar Financial, Inc., as Servicer

	By:	/s/ Robert F. Milordi
		Name:	Robert F. Milordi
		Title:	Managing Director-Portfolio Management

The Revolving Lenders:

NEWSTAR CP FUNDING LLC

By:	NewStar Financial, Inc., as its designated Manager

	By:	/s/ Robert F. Milordi
		Name:	Robert F. Milordi
		Title:	Managing Director-Portfolio Management

NEWSTAR WAREHOUSE FUNDING 2005 LLC

By:	NewStar Financial, Inc., as its designated Manager

	By:	/s/ Robert F. Milordi
		Name:	Robert F. Milordi
		Title:	Managing Director-Portfolio Management

**Signature Page to Woodridge Labs Amendment Agreement**

***Signature Pages to Woodridge Labs Amendment Agreement Follow***

3

The Bridge A Lenders:

NEWSTAR CP FUNDING LLC

By:	NewStar Financial, Inc., as its designated Manager

	By:	/s/ Robert F. Milordi
		Name:	Robert F. Milordi
		Title:	Managing Director-Portfolio Management

NEWSTAR WAREHOUSE FUNDING 2005 LLC

By:	NewStar Financial, Inc., as its designated Manager

	By:	/s/ Robert F. Milordi
		Name:	Robert F. Milordi
		Title:	Managing Director-Portfolio Management

MOUNTE LLC

	By:	:	/s/ Stanley E. Maron
		Name:	Stanley E. Maron
		Title:	Secretary

**Signature Page to Woodridge Labs Amendment Agreement**

***Signature Page to Woodridge Labs Amendment Agreement Follows***

4

The Bridge B Lender:

JOCOTT ENTERPRISES, INC.

By:	/s/ Scott J. Weiss
Name:	Scott J. Weiss
Title:	CFO

**Signature Page to Woodridge Labs Amendment Agreement**

5